                                                                   EXHIBIT 10.16


     THIS MANAGEMENT SERVICES AGREEMENT is made as of the 25th day of June, 1998.

B E T W E E N

          IVI CHECKMATE CORP., a corporation incorporated under the laws of the State of Delaware,

          (hereinafter individually referred to as the "IVI Checkmate" and collectively with International Verifact Inc. and Checkmate Electronics, Inc. as the "Corporations")

                                                               OF THE FIRST PART

                                    - and -

          INTERNATIONAL VERIFACT INC., a corporation incorporated under the laws of the Province of Ontario,

          (hereinafter individually referred to as "IVI" and collectively with IVI Checkmate Corp. and Checkmate Electronics, Inc. as the "Corporations")

                                                              OF THE SECOND PART

                                    - and -

          CHECKMATE ELECTRONICS, INC., a company incorporated under the laws of the State of Georgia,

          (hereinafter individually referred to as "Checkmate" and collectively with IVI Checkmate Corp. and International Verifact Inc. as the "Corporations")

                                                               OF THE THIRD PART

                                    - and -

          L.B.T. INVESTMENTS INC., a corporation incorporated under the laws of the Province of Ontario,

          (hereinafter referred to as the "Manager")

                                                              OF THE FOURTH PART

                                    - and -
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          L. BARRY THOMSON, of the Town of Oakville, in the Province of Ontario,

          (hereinafter referred to as the "Thomson")

                                                               OF THE FIFTH PART

          WHEREAS the Manager has heretofore provided certain services to IVI pursuant to a Management Services Agreement made as of the 8th day of May, 1996, as amended by agreements made as of October 1, 1996, July 30. 1997 and February 25, 1998 (the "Original Services Agreement");

          AND WHEREAS effective as of the date of this Agreement IVI Checkmate has become the parent company of IVI and Checkmate;

          AND WHEREAS the Corporations desire to retain the Manager to provide certain services to the Corporations, including the provision of Thomson to act in the capacity of President and Chief Executive Officer of IVI Checkmate, President and Chief Executive Officer of IVI, and the Chief Executive Officer of Checkmate;

          AND WHEREAS the Manager is prepared to provide the services required by the Corporation;

          AND WHEREAS Thomson is prepared, at the request of the Manager, to accept the appointments set forth above;

          AND WHEREAS the Manager and IVI have agreed to terminate the Original Services Agreement upon the execution of this Agreement;

and sufficiency of which is hereby acknowledged) and for other good and valuable consideration, the parties agree as follows:

1.  Term
    ----

          This Agreement shall be in effect immediately upon execution and shall remain in effect until it is terminated as provided in Section 5 hereafter.

2.   Appointment, Acceptance and Duties
     ----------------------------------

     (a) The Corporations hereby retain the Manager to provide to the Corporations the services of Thomson to serve the Corporations and any subsidiaries and affiliates of the Corporations in such capacity or capacities and to perform such duties and to exercise such powers pertaining to the management and operation of the Corporations and their respective subsidiaries and affiliates as may be determined from time to time by the Board of Directors of IVI Checkmate consistent with Thomson's experience and, without limiting the generality of the

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foregoing, to serve as the President and Chief Executive Officer of IVI
Checkmate, and initially, until such time as determined otherwise by the Board of Directors of IVI Checkmate, as the President and Chief Executive Officer of IVI, the Chief Executive Officer of Checkmate and the Chairman of IVI Ingenico Inc. and the Manager agrees to provide such services. During the currency of this Agreement, Thomson shall:

     (i) report to the board of directors of IVI Checkmate and shall devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporations;

     (ii) exercise the powers and authorities and fulfil the responsibilities of his position honestly, diligently and faithfully to the best of his abilities and in the best interests of the Corporations; and

     (iii) use his best efforts to promote the interests and goodwill of the Corporations.

           (b) During the currency of this Agreement the Corporations and the Manager agree that the Corporations shall, unless Thomson otherwise requests, ensure that Thomson will be nominated by management of the Corporations as a director of each of IVI Checkmate, IVI, Checkmate and IVI Ingenico Inc.

3.   Management Fee
     --------------

     (a) For the provision of the services herein set forth, subject to review as hereinafter provided, the Corporations agree to pay to the Manager in the aggregate a fee at an annual rate of US$275,000 for the period from the date hereof to December 31, 1998, an annual fee of US$300,000 for the calendar year 1999 and an annual fee of US$335,000 for the calendar year 2000; provided always that the annual fee for the remainder of the calendar year 1998 and calendar years 1999 and 2000 may be at such higher amount as may be agreed by the Manager and IVI Checkmate. The Manager agrees that it will provide invoices to the Corporations as they may direct in writing, on a monthly basis, in arrears, for one-twelfth of the then current annual fee. The Corporations and the Manager agree that on or before October 1, 2000 and thereafter before October 1 of each subsequent year during the currency of this Agreement, the annual fee shall be reviewed by the Manager and the board of directors of IVI Checkmate with a view to ensuring that the Manager's fee is fair and reasonable considering the services to be provided and considering the performance of Thomson in carrying out his obligations set forth in Subsection 2(a) hereof. It is understood and agreed that in no event shall the annual fee to be paid to the Manager be reduced without the Manager's prior written consent. The amount of any increase in the annual fee shall be determined solely by the board of directors of IVI Checkmate in their absolute discretion.

     (b) The Manager shall be entitled to receive a performance bonus of not less than US$50,000.00 during each calendar year of this Agreement (including the 1998 calendar year). The Manager and the board of directors of IVI Checkmate shall determine the Manager's bonus program on or before April I in each year (commencing April 1, 1999) for that calendar year and

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such program will be based upon the Manager meeting reasonably set, measurable performance objectives approved by the board of directors of IVI Checkmate.

     (c) The Manager shall permit Thomson to participate in such stock options plans as may from time to time be established for directors and senior officers of the Corporations. including the 1998 Long-Term Incentive Plan of IVI Checkmate (the "Plan") and any like plan adopted by the Corporations or any of them, in such manner as the board of directors of IVI Checkmate may, in their absolute discretion, determine. IVI Checkmate hereby confirms and agrees that:

          (i) Thomson has been granted 233,250 Options (as such term is defined in the Plan) as of the date of this Agreement which Options vest immediately, expire, subject to the terms of the Plan, on the 25th day of June, 2007 and are exercisable at an exercise price per share of Stock (as such term is defined in the Plan) at the greater of US$6.81 and the Fair Market Value (as such term is defined in the Plan) as of the date of this Agreement; and

          (ii) Thomson shall be granted, so long as this Agreement shall not be otherwise terminated in accordance with the terms hereof, 150,000 Options (as such term is defined in the Plan) on January 14, 1999, which Options shall vest on the date of the grant, shall expire, subject to the terms of the Plan, on January 14, 2007 and shall be exercisable at an exercise price per share of Stock (as such term is defined in the Plan) at the Fair Market Value (as such term is defined in the Plan) as of January 14, 1999.

     (d) The Manager shall submit to the Corporations or as they may direct in writing, monthly in arrears, in addition to the invoice in respect of its fees, an invoice in respect of its reasonable expenses actually and properly incurred by it in connection with carrying out its duties hereunder which such expenses will include an amount (presently Cdn.$1,000.00 per month (the "automobile payment") plus reasonable operating and maintenance expenses) as agreed by the Manager and IVI Checkmate from time to time, in respect of the provision of an automobile for Thomson. The Corporations agree that they shall reimburse the Manager for such expenses no later than the 15th day of the month following the month in which the Manager submitted same.

     (e) The Corporations shall permit Thomson to be registered with such health benefit programs as the Corporations may implement from time to time on behalf of its employees (which shall include at least life insurance, medical insurance, disability insurance, dental insurance and a drug plan) and the Corporations will reimburse the Manager for the costs of providing such benefits to Thomson.

     (f) The Corporations shall reimburse the Manager for its costs in paying for Thomson's annual membership or association fees for such trade and C.E.O. associations as the Corporation and the Manager may agree (to an aggregate maximum amount of Cdn.$6,000.00

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per year) and its costs in paying for Thomson's annual fees in a social club (to a maximum of Cdn.$3,000.00 per year).

     (g) The Corporations acknowledge that IVI is presently a Corporate Member of The Lake Joseph Club (the "Club") with Thomson designated as the designated executive entitled to the privileges of Club membership. The Corporations agree to maintain the membership in the Club on behalf of IVI and to designate Thomson as the designated executive entitled to membership privileges during the currency of this agreement and to pay on a timely basis all annual fees with respect to such membership. If this Agreement is terminated for any reason other than reasons set forth in Section 5, then the Corporations shall forthwith take all necessary steps, at their expense, including without limitation, the payment of all transfer fees, to transfer the membership in the Club to the Manager or Thomson, as directed in writing by the Manager.

4.   Vacation
     --------

          The Manager agrees that Thomson shall be entitled to only four weeks vacation per year and that Thomson shall only take such vacation at the most appropriate time considering the demands of the business of the Corporations and taking into account the staffing requirements of the Corporations and the need for the timely performance of the services to be provided pursuant to the terms of this Agreement.

5.   Termination
     -----------

     (a) IVI Checkmate, on behalf of the Corporations, may terminate this Agreement without notice or any payment in lieu of notice for cause.

     (b) This Agreement may immediately be terminated by IVI Checkmate, on behalf of the Corporations, without notice to the Manager if Thomson becomes permanently disabled. Thomson shall be deemed to have become permanently disabled if in any year during the currency of this Agreement, because of ill health, physical or mental disability, or for other causes beyond control of Thomson, Thomson has been continuously unable or unwilling or has failed to perform his duties for 120 consecutive days, or if, during any year during the currency of this Agreement he has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year during the currency of this Agreement" means any period of 12 consecutive months during which the Agreement is in full force and effect.

     (c) IVI Checkmate, on behalf of the Corporations, may terminate this Agreement without notice upon the death of Thomson.

     (d) The Manager may terminate this Agreement on not less than 30 days' notice to the Corporation.

6.   Termination Payments
     --------------------

     (a) Upon termination of this Agreement for the reason set forth in Subsection 5(a) above, the Manager shall not be entitled to any termination payment other than its fees calculated

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pro rata up to and including the date of termination and payment of any outstanding amounts due under Subsections 3(d), 3(e) and 3(f) hereof. Upon termination of this Agreement for any of the reasons set forth in Subsections 5(b), (c) or (d) above, the Manager shall be entitled to Attorney's fees calculated pro rata up to and including the date of termination, payment of any outstanding amounts due under Subsections 3(d), 3)(e) and 3(f) hereof and the Corporations shall pay to the Manager its pro rata entitlement under the then current bonus program contemplated by Subsection 3(b) hereof.

     (b) If this Agreement is terminated by IVI Checkmate, on behalf of the Corporations, for any reason, other than the reasons set forth in Section 5, then the Corporations shall forthwith pay to the Manager or as the Manager directs the following:

          (i) three times the aggregate of the annual fee (referred to in Subsection 3(a)) and the performance bonus (referred to in Subsection 3(b)) paid and/or earned by the Manager in the year immediately preceding the year of termination;

          (ii) three times the total automobile payments referred to in Subsection 3(d) paid in the year immediately preceding the year of termination;

          (iii) three times the cost of providing the benefits referred to in Subsections 3(e) and 3(f) in the year immediately preceding the year of termination; and

          (iv) the cost of the Manager retaining on behalf of Thomson outplacement services provided by the KPMG Management Consulting C.E.O. Program or an equivalent firm acceptable to the Manager.

          The termination payments described in this Subsection are the only payments the Manager will receive in the event of the termination of this Agreement for the reasons contemplated in this Subsection (b).

7.  Confidentiality
    ---------------

          Each of the Manager and Thomson acknowledge and agree that:

     (a) in the course of providing the services contemplated by this Agreement and in particular in the case of Thomson performing his duties and responsibilities as the Chief Executive Officer of the Corporations, each of them has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations, technology and marketing techniques and procedures of the Corporations and their subsidiaries, including, without limitation, Information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers and employees of the Corporations and their subsidiaries

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          (collectively, "Confidential Information"), the disclosure of any of which to competitors of the Corporations or to the general public, or the use of same by the Manager, Thomson or any competitor of the Corporations or any of its subsidiaries, would be highly detrimental to the interests of the Corporations;

     (b) in the course of performing his duties and responsibilities for the Corporations, Thomson has been and will continue in the future to be a representative of the Corporations to their customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporations with such customers, clients and suppliers and would not have, except by virtue of the provision of services pursuant to this Agreement, developed a close and direct relationship with the customers, clients and suppliers of the Corporations;

     (c) Thomson, in acting in the capacity of the Chief Executive Officer of the Corporations, owes fiduciary duties to the Corporations, including the duty to act in the best interests of the Corporations;

     (d) the right to maintain the confidentiality of the Confidential Information, the right to preserve the goodwill of the Corporations and the right to the benefit of any relationship that has developed between Thomson and the customers, clients and suppliers of the Corporations by virtue of the provision of service pursuant to this Agreement constitute proprietary rights of the Corporations, which the Corporations are entitled to protect; and

     (e) the Manager and Thomson shall forthwith transfer to the benefit of the Corporations any rights and interest in any invention and discovery of any process or technology related in any manner to the business of the Corporations Thomson could imagine, conceive or create during the term of this Agreement.

In acknowledgement of the matters described above and in consideration of the payments to be paid to the Manager pursuant to this Agreement, the Manager and Thomson hereby agree that they will not, directly or indirectly, disclose to any person or in any way make use of (other than for the benefit of the Corporations), in any manner, any of the Confidential Information, provided that such Confidential Information shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Manager or Thomson.

8.   Non-Solicitation
     ----------------

          The Manager and Thomson hereby agree that they will not, during the currency of this Agreement and for a period of three years after the termination of this Agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporations or any of their subsidiaries, to transfer business from the Corporations or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of the Corporations (except the

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

person who fills the position of Executive Assistant to Thomson) or any of their subsidiaries to leave that employment or to be a party to or abet any such action.

9.   Disclosure
     ----------

          During the currency of this Agreement, the Manager and Thomson shall promptly disclose to the board of directors of IVI Checkmate, IVI, and Checkmate, as applicable, by written notice to the Secretary of such company full information concerning any interest, direct or indirect, of the Manager or Thomson (as owner, shareholder, partner, lender or other investor, director, officer, employees, consultant or otherwise) or any member of Thomson's family in any business that is reasonably known to the Manager or to Thomson to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to any of the Corporations or to any of their suppliers or customers. Notwithstanding the foregoing it is agreed and acknowledged that both the Manager and Thomson shall be entitled to engage in normal dealings with any customer of or supplier to the Corporations and to invest in any public company provided that any such investment does not exceed 5% of the outstanding securities of such public company.

10.  Return of Materials
     -------------------

          All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporations or any of their subsidiaries and associates that may come into the possession or control of the Manager or Thomson shall at all times remain the property of the Corporations or such subsidiary or associate, as the case may be. On termination of this Agreement for any reason, the Manager and Thomson agree to deliver promptly to the Corporations all such property of the Corporations in their possession or directly or indirectly under their control. The Manager and Thomson agree not to make for their own use or that of any other party reproductions or copies of any such property or other property of the Corporations.

11.  Governing Law
     -------------

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties do hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

12.  No Assignment
     -------------

          This Agreement may not be assigned without the consent of all of the parties hereto.

13.  Survival
     --------

          The parties agree and acknowledge that notwithstanding the termination of this Agreement pursuant to Section 5 hereof the provisions of Section 7, 10 and 15 hereof shall

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survive in perpetuity and the provisions of Section 8 shall survive for three
(3) years from the date of such termination.

14.  Severability
     ------------

          If any provision in this Agreement including the breadth or scope of such provision, is determined to be invalid or unenforceable in whole or in part by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions. or part thereof, of this Agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

15.  Enforceability
     --------------

          The Manager and Thomson hereby confirm and agree that the covenants and restrictions pertaining to them contained in this Agreement are reasonable and valid and hereby further acknowledge and agree that the Corporations would suffer irreparable injury in the event of any breach by the Manager or Thomson of their obligations under any such covenant or restriction. Accordingly, each of the Manager and Thomson hereby acknowledge and agree that damages would be an inadequate remedy at law in connection with any such breach and that the Corporations shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Manager and Thomson from any such breach.

16.  Successors
     ----------

          This Agreement shall be binding on and enure to the benefit of the successors and permitted assigns of the Corporations and the Manager and the heirs, executors, personal legal representatives and permitted assigns of Thomson.

17.  Notices
     -------

          Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or telecommunications facility or mailed by prepaid registered mail. At anytime other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the post-marked date thereof or, if delivered by hand or telecommunications facility, shall be deemed to have been received at the time it is delivered. If there is general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notices shall be addressed as follows:

     (a)  if to the Corporations:

          IVI Checkmate Corp.
          1003 Mansell Road
          Roswell, GA


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          USA 30076

     (b)  if to the Manager:

          200 Poplar Drive
          Oakville, Ontario
          L6J 4C6

     (c)  if to Thomson:

          200 Poplar Drive
          Oakville, Ontario
          L6J 4C6

18.  Legal Advice
     ------------

          Thomson hereby represents and warrants to the Manager and to the Corporations and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporations or the Manager from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself with that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this Agreement.

19.  Waiver of Breach
     ----------------

          The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

20.  Termination of Original Services Agreement
     ------------------------------------------

          The Manager and Thomson agree that upon execution of this Agreement they shall execute an agreement terminating the Original Services Agreement with IVI.

21.  Amendments
     ----------

          This Agreement may only be amended by instrument in writing executed by all of the parties hereto.

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          IN WITNESS THEREOF the parties have executed this Agreement on the date first written above.


                                               IVI CHECKMATE CORP.

                                         Per:  /s/ J. S. Spence
                                               -------------------------
                                               Name:  J. Stanford Spence
                                                      ------------------
                                               Title:  Chairman
                                                      ------------------

                                               INTERNATIONAL VERIFACT INC.

                                         Per:  /s/ G. Whitton
                                               -------------------------
                                               Name:  G. Whitton
                                                      ------------------
                                               Title:  Chairman
                                                       -----------------

                                               CHECKMATE ELECTRONICS, INC.

                                         Per:  /s/ Gregory A. Lewis
                                               --------------------------
                                               Name:  Gregory A. Lewis
                                                      -------------------
                                               Title:  President
                                                       ------------------

                                               L.B.T. INVESTMENTS INC.

                                         Per:  /s/ L. Barry Thomson
                                               --------------------
                                               Name:
                                                      -------------------
                                               Title:
                                                       ------------------


/s/ Mark A. Convery                            /s/ L. Barry Thomson
----------------------------                   --------------------
Witness                                        L. BARRY THOMSON

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